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                                                                    Exhibit 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP
Chicago, Illinois
December 4, 1998